SCHEDULE 14A
           	   	   (Rule 14a-101)

         INFORMATION REQUIRED IN PROXY STATEMENT

                 SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


               Computer Associates International, Inc.
- ----------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

                          Belden A. Frease
- ----------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii),14a-6(i)(1),or 14a-(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and
    0-11.

(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transactions applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


 (4) Proposed maximum aggregate value of transaction:



[ ]Check box if any part of the fee is offset as provided by Exchange
    Act

    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1) Amount previously paid:


 (2) Form, schedule or registration statement no.:


 (3) Filing party:


 (4) Dated filed:

	         COMPUTER ASSOCIATES INTERNATIONAL, INC.
            	  One Computer Associates Plaza
                      Islandia, NY 11788-7000
                            1-516-342-5224




								July 8, 1996

   Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Computer Associates International, Inc. (the "Company"), to be held at 10:00 a.m. Eastern Daylight Time on Wednesday, August 14, 1996 at our world headquarters, One Computer Associates Plaza, Islandia, New York.

    The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement and recommends that you vote (1) for the election of the directors nominated, (2) for approval of an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase from 500,000,000 to 1,100,000,000 the number of authorized shares of its Common Stock, par value $.10 per share, (3) for approval of the 1996 Deferred Stock Plan for Non-Employee Directors, and (4) for ratification of the Board's appointment of Ernst & Young LLP as the company's independent auditors for the 1997 fiscal year.

    The vote of every stockholder is important. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we urge you to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience. Share amounts throughout this document and on your proxy card do not reflect the Company's three-for-two stock split effective June 19, 1996 and payable July 15, 1996.

    Thank you for your cooperation.


					Very truly yours,

					/s/Charles B. Wang

					Charles B. Wang
					Chairman of  the  Board and
					Chief Executive Officer

		COMPUTER ASSOCIATES INTERNATIONAL, INC.

 	      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   To the Stockholders of Computer Associates International, Inc.:

    The Annual Meeting of Stockholders of Computer Associates
International, Inc.(the "Company") will be held on Wednesday, August 14, 1996, at 10:00 a.m. Eastern Daylight Time at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York, for the following purposes:

             1. To elect  directors to serve  for the  ensuing year and until their successors are elected;

             2. To  approve  an  amendment  to  the  Company's Restated
                Certificate of Incorporation, as amended, to increase the number of shares of its authorized Common Stock, par value $.10 per share, from 500,000,000 to 1,100,000,000;

             3. To approve the 1996 Deferred Stock Plan for Non-Employee
                Directors;

             4. To ratify the  appointment of Ernst &  Young LLP as the
                Company's independent auditors for the fiscal year ending March 31, 1997; and

             5. To transact  such other  business as  may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 19, 1996 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof. Shares eligible for vote will not reflect the Company's three-for-two stock split effective June 19, 1996 and payable July 15, 1996.

    If you plan to attend the meeting, please bring the admission ticket attached to your proxy card.

    Whether or not you expect to attend, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE
PROVIDED. No postage is required if mailed in the United States.



						By Order of  the Board of Directors

						/s/Belden A. Frease

						Belden A. Frease
						Secretary

Islandia, New York
July 8, 1996

       	  COMPUTER ASSOCIATES INTERNATIONAL, INC.
                  One Computer Associates Plaza
                 	   Islandia, NY 11788-7000

                  ------------------------------
                          PROXY STATEMENT
                  ------------------------------


                       GENERAL INFORMATION

   Proxy Solicitation

    This Proxy Statement is furnished to the holders of the Common Stock, par value $.10 per share ("Common Stock"), of Computer Associates International, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, August 14, 1996, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. At present, the Board of Directors knows of no other business which will come before the meeting.

     The Notice of Annual Meeting, Proxy Statement and form of proxy will be mailed to stockholders on or about July 8, 1996. The Company will bear the cost of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, and telefax by the directors, officers, and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred.

   Revocability and Voting of Proxy

    A form of proxy for use at the meeting and a postpaid return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions shown on the proxy. If no instructions are given, the proxies will be voted (1) FOR the election of management's nominees for election as directors, (2) FOR approval of an amendment to the Company's Restated Certificate of Incorporation, as amended, (3) FOR approval of the 1996 Deferred Stock Plan for Non-Employee Directors, and (4) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

   Record Date and Voting Rights

    Only stockholders of record at the close of business on June 19, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. On June 19, 1996, the Company had outstanding 242,932,012 shares of Common Stock. This total, as well as the share amounts shown on individual proxies, do not reflect the Company's three-for-two stock split payable July 15, 1996, each of which (other than shares held in the Company's treasury)is entitled to one vote upon matters presented at the meeting.

    Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

    The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

    The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat will be required to (1) approve an amendment to the Company's Restated Certificate of Incorporation, as amended, (2) approve the 1996 Deferred Stock Plan for Non-Employee Directors, and (3) ratify the selection of the independent auditors. In determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

   Annual Report

    The Annual Report of the Company for the fiscal year ended March 31, 1996 is being mailed with this Proxy Statement.

    Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

   STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of June 19, 1996 by the persons known to the Company to own, or deemed to own, beneficially 5% or more of the Company's Common Stock:











                                         Number of Shares       Percent of
Name and Address of Beneficial Owner    Beneficially Owned(1)  Class (rounded)
- -------------------------------------   ---------------------  ---------------
Walter Haefner/                             56,250,000(2)             23.2%
Careal Holding AG
Utoquai 498022 Zurich, Switzerland

- -------------------

(1) Share amounts do not reflect the three-for-two stock split payable July 15, 1996.

(2) According to a Schedule 13D as amended, filed by Walter Haefner and Careal Holding AG, Mr. Haefner has the sole voting and dispositive power with respect to 56,250,000 shares of the Company's Common Stock held of record by Careal Holding AG.








                      BOARD AND MANAGEMENT OWNERSHIP
    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of June 19, 1996 for (i)each director, including Charles B. Wang, the Chairman and Chief Executive Officer, Sanjay Kumar, President and Chief Operating Officer, and Russell M. Artzt, Executive Vice President-Research and Development, (ii) the two most highly compensated executive officers other than Messrs. Wang, Kumar, and Artzt, and (iii) all directors, and executive officers as a group (12 persons). Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder.







                                       Number of Shares            Percent
 Name of Beneficial Owner         Beneficially Owned (1)(2)(3)     of Class
- --------------------------       -----------------------------   -----------
Directors:
 Russell M. Artzt                      621,742(5)                      .3%
 Willem F.P. de Vogel                   14,579                          *
 Irving Goldstein                       14,500                          *
 Richard A. Grasso                      10,500                          *
 Shirley Strum Kenny                     3,750                          *
 Sanjay Kumar                          325,218(5)                      .1%
 Edward C. Lord                          3,600                          *
 Charles B. Wang                    12,754,912(4)(5)                  5.3%


                    BOARD AND MANAGEMENT OWNERSHIP (continued)


                                       Number of Shares            Percent
Name of Beneficial Owner         Beneficially Owned (1)(2)(3)     of Class
- ------------------------         ----------------------------    ----------
Non-Directors:
 Charles P. McWade                       30,577                         *
 Peter Schwartz                         438,424                        .2%
 All Directors and Executive
 Officers as a Group
 (12 persons)                        14,285,312                       5.9%








- ----------------------------------
   * Represents less than .1% of the outstanding Common Stock.

(1) Share amounts do not reflect the three-for-two stock split payable July 15, 1996.

(2) Includes shares that may be acquired within 60 days after June 19, 1996 through exercise of employee and non-employee directors stock options as follows: Mr. Artzt, 494,153; Mr. Kumar, 222,232; Mr. McWade, 29,543; Mr. Schwartz, 413,258; Mr. Wang, 2,982,767; Mr. de
    Vogel, 9,000; Mr. Goldstein, 9,000; Mr.Grasso, 6,000; Mr. Lord, 3,000; and all directors and executive officers as a group, 4,612,291.

 (3) Includes shares credited to the executives' accounts in the Company's tax-qualified profit-sharing plan as follows: Mr. Artzt, 8,104; Mr. Kumar, 13,815; Mr. McWade, 556; Mr. Schwartz, 1,075;
     Mr. Wang, 348; and all executive officers as a group, 25,848.

   (4) Includes 43,503 shares owned directly by Mr. Wang's spouse, an employee of the Company; 400,922 shares subject to employee stock options held by Mr. Wang's spouse, which are exercisable within 60 days after June 19, 1996; and 306 shares credited to the account of Mr. Wang's spouse in the Company's tax-qualified profit-sharing plan. Mr. Wang disclaims beneficial ownership of such shares.

   (5) Does not reflect the Initial Grant or Additional Grants of shares to Mr. Artzt, Mr. Kumar, and Mr. Wang under the 1995 Key Employee Stock Ownership Plan since they are subject to substantial risk of forfeiture.


   ITEM 1--ELECTION OF DIRECTORS

Nominees

    It is proposed that the seven persons named below will be elected at the meeting. Unless otherwise specified it is the intention of the persons named in the accompanying form of Proxy to vote all shares of Common Stock represented by such proxy for the election of Russell M. Artzt, Willem F.P. de Vogel, Irving Goldstein, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, and Charles B. Wang to serve as directors until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company. At the time of the annual meeting, if any of the nominees named below is not available to serve as director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons, if any, as the Board of Directors may designate.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.








                                                                   Director
                                                   Age               Since
                                               -----------        ----------
   Russell M. Artzt (1)                          49                 1980
     Executive Vice  President-Research
     and Development  since April  1987
     and the Senior Development Officer
     of the Company since 1976.

   Willem F.P. de Vogel (2) (3)                  45                 1991
     President of Three Cities Research,
     Inc.,   a    private    investment
     management firm in New  York City,
     since 1981.  From  August 1981  to
     August 1990, Mr. de Vogel served as
     a director of  the Company.  He is
     also a director of MLX Corp.

                                                                   Director
                                                   Age               Since
                                                 --------          ----------
   Irving Goldstein (2) (3)                       58                   1990
     Director   General    and    Chief
     Executive Officer of  INTELSAT, an
     international  satellite
     telecommunications company,  since
     February 1992. He was Chairman and
     Chief Executive Officer  of COMSAT
     (formerly known  as Communications
     Satellite Corporation) from October
     1985 to February 1992 and President
     from May 1983 to October 1985, and
     was a director of that Company from
     May 1983 to February 1992.

Richard A. Grasso (3) (4)                         49                   1994
     Chairman   and   Chief   Executive
     Officer  of  the  New  York  Stock
     Exchange since June  1995. He  was
     Executive Vice Chairman of the New
     York Stock  Exchange from  January
     1991 to May 1995 and President and
     Chief Operating Officer  from June
     1988 to May 1995. He has been with
     the Exchange since 1968.

   Shirley Strum Kenny (2) (4)                    61                   1994
     President of the  State University
     of New York  at Stony  Brook since
     September 1994. She  was President
     of  Queens  College  of  The  City
     University of New York from 1989 to
     August 1994. She is also a director
     of Toys "R" Us, Inc.

   Sanjay Kumar (1)                               34                   1994
     President  and   Chief   Operating
     Officer since January 1994. He was
     Executive Vice President-Operations
     from January 1993 to December 1993,
     Senior Vice President-Planning from
     April 1989 to December  1992, Vice
     President-Planning  from  November
     1988 to March 1989.  He joined the
     Company with  the  acquisition  of
     UCCEL in August 1987.

   Charles B. Wang (1) (4)                        51                   1976
     Chief  Executive  Officer  of  the
     Company since 1976 and Chairman of
     the Board since April  1980. He is
     also   a   director    of   Symbol
     Technologies, Inc.

- -------------------------------

   (1) Member Executive Committee.

   (2) Member Audit Committee.

   (3) Member Stock Option and Compensation Committee.

   (4) Member Nominating Committee.








 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

   Meetings of the Board of Directors and Committees

    During the Company's fiscal year ended March 31, 1996, the Board of Directors of the Company held eight meetings. In addition to these meetings, the Board of Directors acted by unanimous written consent on one occasion. Each Director attended more than seventy-five percent of the Board meetings and meetings of the Board committees on which he or she served. The Company has standing Executive, Audit, Stock Option and Compensation, and Nominating Committees.

    The Executive Committee consists of Russell Artzt, Sanjay Kumar, and Charles B. Wang. During fiscal year 1996 the Executive Committee acted by unanimous written consent on four occasions.

    The Stock Option and Compensation Committee of the Board (the "Compensation Committee") consists of three non-employee directors, Willem F.P. de Vogel, Irving Goldstein, and Richard A. Grasso. During fiscal year 1996 the Compensation Committee met once. The Compensation Committee also has the power to prescribe, amend, and rescind rules relating to the Company's 1995 Key Employee Stock Ownership Plan, 1991 Stock Incentive Plan, 1981 Incentive Stock Option Plan, 1987 Non-Statutory Stock Option Plan, and 1993 Stock Option Plan for Non-Employee Directors (the "plans"), to grant options and other awards under the Plans and to interpret the Plans. The other duties of the Compensation Committee are described below under "Stock Option and Compensation Committee Report on Executive Compensation."

     The Audit Committee of the Board consisted of four non-employee directors, Willem F.P. de Vogel, Irving Goldstein, Shirley Strum Kenny, and Edward C. Lord. The committee has the responsibility of recommending the firm to be chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee met three times during fiscal year 1996. The Audit Committee has recommended the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 1997.

    The Nominating Committee of the Board was established in May 1996 and consists of three directors, Richard A. Grasso, Shirley Strum Kenny, and Charles B. Wang. The committee has responsibility for suggesting nominees for election as directors.

   Director's Compensation

    For the Company's fiscal year ended March 31, 1996, non-employee directors received an annual retainer fee of $30,000 payable in cash. In addition, each such director received a fee of $500 for each Board or Committee meeting attended. Directors who are also employees of the Company receive no Board or Committee fees. On May 21, 1996, the Board of Directors adopted the 1996 Deferred Stock Plan for Non-Employee Directors. Under this Plan, which is subject to stockholder approval at the Annual Meeting, directors will receive their entire annual retainer in Common Stock, receipt of which will be deferred until retirement from the Board, death or disability. See Item 3-1996 Deferred Stock Plan for Non-Employee Directors.

    Under the Company's 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan"), non-employee directors are automatically awarded options to acquire up to 3,000 shares (does not reflect the three-for-two stock split payable July 15, 1996) of the Company's Common Stock per year depending on the Company's attainment of specific return on equity objectives. Pursuant to the 1993 Plan, the exercise price of such options is an amount equal to the Fair Market Value of the shares covered by such options on the date of grant. On August 10, 1995, each non-employee director, except Ms. Kenny, was granted 3,000 shares of Common Stock at $49.50 per share. On the advice of the New York State Commission on Ethical Practices, Ms. Kenny has declined to accept any options under this Plan.

   Report of Compensation Committee

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might affect future filings, including this Proxy Statement, the report of the Stock Option and Compensation Committee of the Company's Board of Directors set forth below and the Stock Performance Graph set forth on page 8 in accordance with Securities Exchange Commission requirements, shall not be incorporated by reference into any such filings.

        STOCK OPTION AND COMPENSATION COMMITTEE REPORT
	  	    ON EXECUTIVE COMPENSATION

   General

    Decisions as to certain compensation of the Company's executive officers are made by the Stock Option and Compensation Committee (the "Compensation Committee") of the Company's Board of Directors, none of whom are employees of the Company. At the Company's fiscal year end, the members of the Compensation Committee were Willem F.P. de Vogel, Irving Goldstein, and Richard A. Grasso. During the fiscal year ended March 31, 1996, the Compensation Committee met three times. On May 16, 1996, the Committee approved fiscal year 1996 awards under the 1994 Annual Incentive Plan and the 1995 key Employee Stock Ownership Plan.

   Compensation Policies

    The Compensation Committee's executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer software marketplace and to motivate such executives to maximize profitability and stockholder value. The Compensation Committee has designed the Company's Comprehensive Executive Compensation Plan with four components to achieve this objective--base salary; annual incentives; long-term equity participation; and benefits. The majority of each executive's total compensation is dependent on the attainment of predefined performance objectives which are consistent with the maximization of stockholder value. The philosophy and operation of each component is discussed herein.

    Base Salary. Base salaries for its executive officers are designed to attract and retain superior, high performing individuals. As such, the Company believes its base salaries for executive positions are, and should be, equal to or greater than those of comparable companies.

    Annual Incentives. The executive officers earn a significant portion of their total compensation based on achievement of predetermined individual and Company performance targets. The Company's 1994 Annual Incentive Compensation Plan, which is administered by the Compensation Committee, establishes a specific percentage of net income after taxes that is in excess of a threshold based on the Company's target return on average stockholders' equity. Different percentages of any such excess are determined for each executive officer at the commencement of each fiscal year. The Compensation Committee has also established certain caps on the annual incentive compensation that can be earned by the executive officers if the Company's growth in earnings per share from the prior fiscal year is less than projected. The Compensation Committee may, at its discretion, decrease (but never increase) the calculated annual incentive compensation payable to an executive, and/or direct that a portion of this incentive be payable in Company's Common Stock, subject to certain holding restrictions.

    Long-term Equity Participation. The Compensation Committee believes strongly that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder's return. To this end, the Compensation Committee grants to key executives stock options which vest (i.e., become exercisable) over a five-year period as follows: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary. Options granted at the current market price to executives under the Company's 1991 Stock Incentive Plan have a term of ten years from the date of grant, and subject to the above vesting restrictions, may be exercised at any time during such term. The Compensation Committee has authorized the grant to certain key employees of shares of Common Stock under the 1995 Key Employee Stock Ownership Plan. These grants are non-transferrable after vesting, subject to substantial risk of forfeiture if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years after vesting.

    Benefits. The benefits available to executive officers are the same as those afforded to all full-time employees. In general, they are the standard protection against financial catastrophe that can result from personal or family illness, disability, or death. Executive officers are also eligible to participate in the voluntary personal contribution, as well as the Company matching and discretionary, provisions of the Computer Associates Savings Harvest Plan (the "Cash Plan"), to the extent permitted under the CASH Plan, the applicable Employment Retirement Income Security Act of 1974 regulations, as amended ("ERISA") and the Code. The Company's medical, dental and disability plans as well as the CASH Plan provide all employees with the protection and peace of mind necessary to devote their full attention to achievement of the Company's objectives.

   Chief Executive Officer Compensation

    After consulting with the Company's independent compensation advisors, the Compensation Committee determined the components of Mr. Wang's fiscal year 1996 compensation as follows:

    Base Salary. Mr. Wang's base salary of $1,000,000 was not increased from that of the two previous fiscal years.

    Annual Incentives. The Company's fiscal year 1996 performance produced a return on average stockholders' equity of 39.4%, excluding a write-off of purchased research and development associated with the acquisition of Legent Corporation. Stockholder value in terms of stock price increased by 81%, or more than two times either the Standard and Poor's 500 or Computer Software and Services Indices. Pursuant to the 1994 Annual Incentive Compensation Plan for fiscal year 1996, Mr. Wang's award was calculated at a predetermined percentage of the Company's net income for the fiscal year less a cost of equity.

The cost of equity was computed based on a "five point" quarterly average of the Company's reported stockholder's equity. Mr. Wang's total performance-based at risk compensation calculated under the 1994 Annual Incentive Compensation Plan was approximately $11,600,000. This amount was reduced by the Compensation Committee to $10,000,000. In addition, fifty percent of Mr. Wang's annual incentive under this formula, as reduced, was granted in Company Common Stock which is restricted from transfer for two years from the date of award.

    Long-term Equity Participation. The Compensation Committee granted Mr. Wang 564,750 incentive and non-statutory stock options under the Company's 1991 Stock Incentive Plan. On January 11, 1996, 360,000 shares awarded to Mr. Wang under the 1995 Key Employee Stock Ownership Plan, were vested and no longer subject to forfeiture, but remain contingent on his employment by the Company until March 31, 2000. These grants are non-transferable and subject to substantial risk of forfeiture if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years after vesting. Mr. Wang has agreed to restrict the transfer of 3,600,000 shares of Common Stock which he currently owns. Such restrictions will lapse concomitant with those of shares granted under the 1995 Key Employee Stock Ownership Plan. All stock option and share amounts referred to above reflect the three-for-two stock split paid September 5, 1995, but do not reflect the three-for-two stock split payable July 15, 1996.

    Benefits. Mr. Wang received matching and discretionary contributions to the Company's benefit plans of $26,376 in fiscal year 1996. He was also eligible for benefits under the Company's medical, dental, and disability plans consistent with those available to other full-time employees.

   Other Executive Officers

    The compensation plans of most of the Company's other executive officers, including the four persons shown in the Summary Compensation Table on page 9, provide for a base salary, annual incentive cash compensation based on either individual fixed percentages of the Company's aggregate net income over and above a predetermined return on average stockholders' equity for the fiscal year or an absolute level of Company revenue/net margin achievement, long-term equity grants under the Company's 1991 Stock Incentive Plan and access to the Company's standard employee benefit plans. For fiscal 1996, the Compensation Committee allocated an aggregate of approximately 1% of the Company's net income, excluding the $1.3 billion pre-tax, non-cash charge associated with the August 1995 acquisition of Legent Corporation, to the four executive officers, other than the Chief Executive Officer. Except for Mr. McWade, fifty percent of this amount was awarded in the form of Company Common Stock which is restricted from transfer for two years from date of award. The Compensation Committee has authorized the grant to two of the executive officers of certain shares of Common Stock under the proposed 1995 Key Employee Stock Ownership Plan. These shares are non-transferrable and subject to substantial risk of forfeiture, if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years after vesting.

    In addition, approximately sixty percent of the Company's approximately 9,000 employees, including the Chief Executive Officer and the four executive officers referred to in the table on page 10 and four non-employee directors, were granted options to purchase an aggregate of 4,140,000 (does not reflect the three-for-two stock split payable July 15, 1996) shares of the Company's Common Stock. This total represents approximately 1.7% of the Company's total shares outstanding at March 31, 1996. The Compensation Committee believes that a significant vested interest demonstrated by their ownership of stock and stock options is a strong incentive to align the interests of all directors, employees, and particularly the executive officers, with the interests of the stockholders.

          SUBMITTED BY THE STOCK OPTION AND COMPENSATION
          COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                                               Willem  F.P.  de Vogel

                                               Irving Goldstein

                                               Richard A. Grasso

   Common Share Price Performance Graph

    The following graph compares cumulative total return of the Company's Common Stock with the Standard and Poor's Computer Software and Services Index* and the Standard and Poor's 500 Index during the fiscal years 1992 through 1996** assuming the investment of $100 on April 1, 1991 and the reinvestment of dividends.

	(Line graph of data table shown below)










                                                     TOTAL RETURN DATA


                        3/31/91     3/31/92     3/31/93      3/31/94     3/31/95     3/31/96
                       ---------   ---------   ---------     --------    --------   ---------
Computer Associates
 International, Inc.     100          176          273          355        685       1244
S&P Computer Software
 and Services Index      100          129          171          192        259        366
S&P 500 Index            100          111          128          130        150        198
- --------------------------------------------------







    Source: Standard and Poor's Compustat Custom Business Unit

* The Standard and Poor's Computer Software and Services Index is composed of the following companies:

Autodesk Inc.                           First Data Corporation
Automatic Data Processing, Inc.         Microsoft Corporation
Ceridian Corporation                    Novell, Inc.
Computer Associates International, Inc. Oracle Systems Corporation
Computer Sciences Corporation           Shared Medical Systems
                                        Corporation

   ** The Company's fiscal years ended March 31 of each year.



               COMPENSATION AND OTHER INFORMATION CONCERNING
                            EXECUTIVE OFFICERS

    The following table sets forth the cash and non-cash compensation for the Chief Executive Officer and each of the four next most highly compensated executive officers of the Company for each of the fiscal years ended March 31, 1996, 1995, and 1994, respectively.


                      SUMMARY COMPENSATION TABLE











                                                                                Long Term
                                                                       Compensation Awards
Name and                Fiscal      Annual Compensation         Restricted Stock    Option       All Other
Principal Position       Year      Salary        Incentive(1)   Awards($)(1)(4)  Awards(#)(2) Compensation(3)
- --------------------    ------   ------------    -------------  --------------   ------------  ------------
Charles B. Wang          1996    $ 1,000,000     $  5,000,000     $5,000,000         564,750      $  38,376
Chairman of the Board    1995    $ 1,000,000     $  4,585,000     $3,056,625         529,875      $  38,425
and Chief Executive      1994    $ 1,000,000     $  5,729,000          _             455,850      $  30,942
Officer

Sanjay  Kumar            1996    $   650,000     $  3,250,000     $3,250,000         452,250      $  38,376
President and Chief      1995    $   650,000     $  2,667,000     $1,777,747         379,875      $  38,425
Operating Officer        1994    $   400,000     $  1,690,000           _            305,850      $  31,686

Russell M. Artzt         1996    $   550,000     $    975,000     $  975,000         302,250      $  37,923
Executive Vice           1995    $   550,000     $    954,000     $  635,787         274,875      $  38,425
President-Research       1994    $   400,000     $  1,195,000           _            230,850      $  32,177
and Development

Peter Schwartz           1996    $   450,000     $    525,000     $  525,000         242,250      $  38,376
Senior Vice              1995    $   450,000     $    488,000     $  325,197         192,375      $  38,425
President-Finance and    1994    $   400,000     $    530,000           _            155,850      $  30,565
Chief Financial Officer

Charles P. McWade        1996    $   175,000     $    265,000           _             39,750      $  31,915
Senior Vice              1995    $   175,000     $    210,000           _             25,050      $  32,125
President-Finance        1994    $   150,000     $    200,000           _             24,750      $  22,905







(1) Incentive compensation and restricted stock awards shown for Messrs. Wang, Kumar, Artzt, and Schwartz for fiscal years 1995 and 1996 were made under the 1994 Annual Incentive Compensation Plan.

(2) Option awards reflect the three-for-two stock split paid September 5, 1995, but do not reflect the three-for-two stock split payable July 15, 1996. All options granted to such executive officers of the Company vest over a five year period, 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(3) Consists of Company contributions to the Company's benefit plans and a non-reimbursed travel allowance for each executive officer of $12,000 for each fiscal year 1995 and 1996, and $7,200 for fiscal year 1994.

(4) Does not reflect the vesting on January 11, 1996 of 20% of the Initial Grant under the 1995 Key Employee Stock Ownership Plan (the "1995 Plan") which was previously described in the 1995 Proxy and approved by the stockholders at the 1995 Annual Meeting (Mr. Wang- -360,000 shares, Mr. Kumar--180,000 shares, Mr. Artzt--60,000 shares). These shares are subject to risk of forfeiture if the employee terminates his employment with the Company prior to March 31, 2000 for any reason other than death or disability. Sale or transfer of these shares is restricted for seven years thereafter under the terms of the 1995 Plan.





    The following tables summarize option grants and exercises during the fiscal year ended March 31, 1996 to or by the executive officers named in the Summary Compensation Table on page 9, and the value of the options held by such person on March 31, 1996.










                            OPTION/SAR GRANTS IN LAST FISCAL YEAR


                    Granted      Percent of    Exercise     Expiration             Potential Appreciation
Name               Options(1)   Total Grants     Price         Date               5%(2)             10%(3)
- ------------      -----------   ------------  ----------  -------------    ----------------   ----------------
- --
C.B.  Wang            564,750      13.6%        $43.50      May 21, 2005    $    15,444,470    $    39,136,237

S. Kumar              452,250      10.9%        $43.50      May 21, 2005    $    12,367,882    $    31,340,174

R.M. Artzt            302,250       7.3%        $43.50      May 21, 2005    $     8,265,765    $    20,945,423

P. Schwartz           242,250       5.9%        $43.50      May 21, 2005    $     6,624,919    $    16,787,523

C.P. McWade            39,750       1.0%        $43.50      May 21, 2005    $     1,087,061    $     2,754,609

All Optionees       4,125,000      99.6%        $43.50      May 21, 2005    $   112,808,211    $   285,855,648
                       15,000        .4%        $49.50     August 9, 2005   $       466,954    $     1,183,354

All Stockholders(4)      N/A        N/A          N/A            N/A         $10,910,146,747    $27,648,453,930





(1) Share amounts reflect the three-for-two stock split paid September
5,
    1995, but do not reflect the three-for-two stock split payable July
15,
    1996.

(2) Realizable net value if Company stock were to increase in value five percent (5%) per year for the ten year term of the options.

(3) Realizable net value if Company stock were to increase in value ten percent (10%) per year for the ten year term of the options.

(4) Realizable increase in value to all stockholders if all outstanding shares (242,207,771 at March 31, 1996) of Company stock were to increase in value five percent (5%) or ten percent (10%) per year from its March 31, 1996 value for ten consecutive years.






              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES










                                                        Number of                 Net Value of Unexercised
                                                   Unexercised Options              In-The-Money Options
              Shares Acquired/   Value             at March 31, 1996(1)              at March 31, 1996(4)
Name           Exercised(1)     Realized(2)    Exercisable(3)  Unexercisable    Exercisable(3)  Unexercisable
- -----------    --------------   -----------    --------------  -------------    --------------  -------------
C.B. Wang           _                _           2,640,535       1,755,110      $166,391,318       $82,536,729
S. Kumar         212,701        $ 9,350,550           _          1,181,360             _           $52,657,629
R.M. Artzt       293,019        $14,375,397        336,421         861,860      $ 20,715,946       $39,469,863
P. Schwartz        6,000        $   422,748        307,786         594,749      $ 19,221,404       $26,001,459
C.P. McWade       24,750        $ 1,043,157          6,706         105,481      $    427,736       $ 4,865,807



(1) Share amounts reflect the three-for-two stock split paid September 5, 1995, but do not reflect the three-for-two stock split payable July 15, 1996.

(2) Market value of shares purchased at exercise date less aggregate option exercise price.

(3) All option grants vest over a five year period: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(4) Pro forma net valuation based on the March 29, 1996 closing price of $71.625 (which does not reflect the three-for-two stock split payable July 15, 1996), less fair market price at the grant date.







   Employee's Profit Sharing Plans

    The Company maintains a profit sharing plan, the CASH Plan, for the benefit of employees of the Company. The CASH Plan is intended to be a qualified plan under Section 401(a) of the Code, and certain contributions made thereunder qualify for tax deferral under Section 401(k) of the Code. The CASH Plan is funded through the Company's and participating employees' contributions and generally provides that employees may contribute, through payroll deductions, a percentage of their regular salary. The Company makes matching and discretionary contributions for eligible participants in the CASH Plan who have one year of service, including the Company's executive officers ("Employer Contributions"). Participants in the CASH Plan receive a 50% match of their contributions, up to a maximum of 5% of annual compensation (subject to certain Code limitations), and a portion of the Company's discretionary contribution for each year generally in proportion to their annual compensation as allowed by the Code. The Company's contributions under the CASH Plan vest in incremental amounts over a period of seven years from date of hire, and are 100% vested after seven years. The CASH Plan is administered by a committee of officers of the Company appointed by the Board of Directors. All employees are eligible to participate in the CASH Plan in the month following hire.

    Effective April 1, 1994, the Company established an unfunded "Restoration Plan" primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Restoration Plan is solely for the purpose of benefiting participants in the CASH Plan who are precluded from receiving a full allocation of Employer Contributions under the CASH Plan because of the limitation on the compensation taken into account under such CASH Plan imposed by Section 401(a)(17) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993.

    The Company also established effective January 1, 1993, an unfunded "Excess Benefit Plan" as said term is defined in Sections 3(36) and 4(b)(5) of ERISA, solely for the purpose of benefiting participants in the CASH Plan who are unable to receive a full allocation of Employer Contributions under the CASH Plan limitations imposed by Section 415 of the Code.

    During the 1996 fiscal year, the Company contributed $26,376 for each of the accounts of Messrs. Wang, Kumar, and Schwartz, $25,923 for the account of Mr. Artzt, $19,915 for the account of Mr. McWade and $22,394,565 for all participating employees under the CASH, the Excess Benefit and the Restoration Plans. Such contributions are included in the amount of other cash compensation set forth opposite the five executive officers' names on the Summary Compensation Table on page 9.

   Stock Option Plans

    During fiscal year 1996, the Company maintained the 1981 Incentive Stock Option Plan (the "1981 Plan") which provides for the issuance to certain selected employees of incentive stock options to purchase up to a maximum of 12,000,000 shares (reflects the three-for-two stock split paid September 5, 1995, but does not reflect the three-for-two stock split payable July 15, 1996) of Common Stock. Incentive stock options are stock options which are intended to satisfy the criteria established in Section 422 of the Code and are subject to different tax treatment than non-statutory stock options. Under the 1981 Plan, stock options may be granted for terms of up to ten years. The 1981 Plan terminated in accordance with its terms, on October 23, 1991, which was the tenth anniversary of the date on which it was first adopted. No additional options may be granted under the 1981 Plan.

    The Company also maintains the 1987 Non-Statutory Stock Option Plan (the "1987 Plan") pursuant to which non-statutory options to purchase up to 7,500,000 shares (reflects the three-for-two stock split paid September 5, 1995, but does not reflect the three-for-two stock split payable July 15, 1996) of Common Stock may be granted to selected officers and key employees of the Company. Pursuant to the 1987 Plan, the option price of stock options granted thereunder may not be less than the market price of the shares of Common Stock on the date of grant. The option period may not exceed twelve years.

    The Company's 1991 Stock Incentive Plan (the "1991 Plan") provides that up to an aggregate of 30,000,000 shares (reflects the three-for-two stock split paid September 5, 1995, but does not reflect the three-for-two stock split payable July 15, 1996) of the Company's Common Stock may be granted to employees (including officers of the Company) pursuant to stock options or stock appreciation rights ("SARs"). The options may be either options intended to qualify as "incentive stock options," as that term is defined in the Code, or non-statutory options. The Compensation Committee has the power to determine whether such options are intended to qualify as an incentive stock option under the Code.

    The 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan") provides for non-statutory options to purchase up to 150,000 shares (reflects the three-for-two stock split paid September 5, 1995, but does not reflect the three-for-two stock split payable July 15, 1996) of Common Stock to be available for grant to each member of the Board of Directors who is not otherwise an employee of the Company.

    The 1981 Plan, the 1987 Plan, the 1991 Plan, and the 1993 Plan are administered by the Compensation Committee of the Board of Directors, which determines the individuals to whom options and SARs are granted, the date or dates of grant, and the number of shares covered by the options and SARs granted. The per share exercise price of options and SARs granted may not be less than 100% of the Fair Market Value of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired may be treasury shares, including shares purchased in the open market, newly issued shares or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock on such date as reflected in the consolidated trading of New York Stock Exchange issues (as long as the Company's Common Stock is listed on the New York Stock Exchange).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange (the "NYSE") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company ("Section 16(a) Forms"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of such copies of Section 16(a) forms received by it, or written representations from certain reporting persons, during the fiscal year ended March 31, 1996, the Company believes that each of its officers, directors and greater than ten percent beneficial stockholders complied with all applicable filing requirements, except that Mr. Lord's Annual Report on Form 5 reporting the grant of certain options was filed 5 days late, and that a Statement of Changes in Beneficial Ownership on Form 4 for Mr. Goldstein was filed 13 days late.

   Certain Transactions

    Mr. Anthony W. Wang, a former President and Chief Operating Officer of the Company, and a brother of Charles B. Wang, Chairman and Chief Executive Officer, has an agreement to remain with the Company in a non-executive capacity until March 31, 1997. During this term, Mr. Wang will assist the Company in the prosecution and defense of certain litigation and will perform such other advisory and consulting duties as may be reasonably requested from time to time by
the  Company's  Chief  Executive  Officer.   For  these  services  and
in consideration of a five-year non-competition covenant, the Company agreed to pay Mr. Wang $500,000 per year. Under his agreement Mr. Wang will not be entitled to receive additional stock option grants, but stock options granted to Mr. Wang during his tenure as an officer of the Company will continue to vest and be exercisable.

  ITEM 2--AMENDMENT TO THE  RESTATED CERTIFICATE OF INCORPORATION, AS
             AMENDED, TO INCREASE AUTHORIZED COMMON STOCK

   Introduction

    The Company's Restated Certificate of Incorporation, as amended, currently authorizes the issuance of 500,000,000 shares of Common Stock, par value $.10 per share and 10,000,000 shares of Preferred Stock, Class A, without par value. No shares of Preferred Stock are presently issued.

    Approximately 325,000,000 of the 500,000,000 authorized shares of Common Stock inclusive of Treasury shares have been issued or are reserved for exercise of stock options or stock awards under the Company's various stock and option plans. Although the three-for-two stock split of the Company effective June 19, 1996 and payable July 15, 1996 has not been reflected in any share amounts shown in this Proxy Statement, it would have the effect of increasing the shares outstanding and reserved under various Plans to approximately 488,000,000 shares. In May 1996, the Board of Directors of the Company unanimously approved an amendment to Article FOURTH of the Restated Certificate of Incorporation, as amended, to increase the total authorized capital stock of the Company by increasing the Company's authorized Common Stock, par value $.10 per share, from 500,000,000 shares to 1,100,000,000 shares. The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock. This action will provide the Company with flexibility of action in the future by assuring that there will be sufficient authorized but unissued Common Stock for possible acquisitions, financing requirements, stock splits, and other corporate purposes.

    The Company has no present plans, proposals, agreements or understandings to issue any of the additional 600,000,000 shares of Common Stock sought to be authorized in this proposal, or any of the currently authorized Preferred Stock, Class A, if the proposed amendment is adopted. The Board of Directors does not presently intend to secure any further approval from the stockholders prior to issuing such Common Stock or Preferred Stock, Class A, except where such approval is required by law or by the NYSE or the Company's Restated Certificate of Incorporation.

   Increase in Authorized Common Stock

    Upon the favorable vote of the holders of a majority of the outstanding shares of the Company's Common Stock, the authorized Common Stock of the Company will be increased from 500,000,000 shares to 1,100,000,000 shares. All such shares not heretofore issued and outstanding would be issuable at any time or from time to time by action of the Board of Directors without further authorization from the stockholders unless required pursuant to the rules of the NYSE or applicable law or the Company's Restated Certificate of Incorporation. Each holder of a share of Common Stock will continue to be entitled to one vote in respect of such share. As in the past, no holder of Common Stock will have any pre-emptive rights.

    Adoption of the proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMNEDMENT TO ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORA-TION, AS AMENDED.

   ITEM 3--1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

   Introduction

    On May 21, 1996, the Company's Board of Directors adopted the 1996 Deferred Stock Plan for Non-Employee Directors (the "1996 Plan") covering 50,000 shares of the Company's Common Stock. Approval of the 1996 Plan, a copy of which is annexed to this Proxy Statement as Exhibit A, by the holders of a majority of the Common Stock present or represented and entitled to vote at the Company's Annual Meeting of Stockholders held in accordance with the laws of the State of Delaware, is a condition precedent to the effectiveness of the 1996 Plan.

    The purpose of the 1996 Plan is to provide Directors of the Company with a deferred payment plan for fees payable for services as a member of the Board of Directors and to increase the identification of interests between the Directors and stockholders by payment of directors fees only in shares of Common Stock.

   Description of the Deferred Stock Plan

    The following is a summary of certain provisions of the 1996 Plan. The summary is not, however, intended to be complete, and is qualified by reference to the complete text of the 1996 Plan attached as Exhibit A to this Proxy Statement. Capitalized terms used in this description without definition are used as defined in the 1996 Plan.

    The annual Director Fees for the succeeding twelve months shall be established by majority vote of the Board of Directors at its annual meeting. Any Director eligible to participate in the 1996 Plan shall receive all Director Fees exclusively under the Plan. Any Director of the Company who is not an employee of the Company and is separately compensated for services on the Board or on any committee of the Board shall (unless prohibited by applicable law or regulations) be eligible to participate in the 1996 Plan, subject to the following limitations:

       (i) The establishment of any separately compensated consulting relationship between a Director and the Company will render that individual ineligible for participation in the 1996 Plan in any Director Service Year.

       (ii) Any Director who (1) fails to attend (or otherwise participate in) 80% of the meetings of the Board or any committee thereof during any Director Service Year, or (2) maintains a directorship or advisory position for compensation with any organization in which another Director of the Company is an executive officer during any Director Service Year, shall not be eligible to participate in the 1996 Plan for such Director Service Year and will forfeit all deferred Common Stock payments allocated or allocable to such Director's Deferred Stock Compensation Account.

    Each Director will be paid Director Fees (on the date on which the Director Fees are payable) in shares of Common Stock and will defer payment of Director Fees by crediting such Director's Deferred Stock Compensation Account as provided in the 1996 Plan. Each Director's Deferred Stock Compensation Account will be credited annually with the number of shares which is determined by dividing the annual Directors Fees for the year ended by the Fair Market Value of one share of Common Stock at the end of a Director Service Year. These deferred shares as well as any dividends thereon will accumulate in the Director's Deferred Stock Compensation Account, subject to adjustment and substitution for splits, dividends or consolidations of the Common Stock, until termination of the

 Director's term of office, resignation or death. The Company will issue certificates for each whole share and cash in lieu of any fractional shares on January 2 of the calendar year in which the Director ceases to be a member of the Board for any reason.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPANY'S 1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

   ITEM 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    A representative of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders.

    Although the By-laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Ernst & Young LLP (and its predecessor firm Ernst & Whinney) has been the independent auditor for the Company since 1980 and has been appointed to serve in that capacity for the 1997 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                            STOCKHOLDER PROPOSALS

    The Company's By-laws require advance notice for any stockholder nomination or proposal at an annual or special meeting of stockholders.

In general, all nominations or proposals must be delivered to the Secretary of the Company at the Company's world headquarters. The submission deadline for stockholder proposals for consideration for inclusion in proxy materials for the 1997 Annual Meeting is March 7, 1997.

                                OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date your proxy and return it in the enclosed postpaid envelope.

                                      By Order of the Board of Directors

                                      /s/Belden A.Frease

		                          Belden A.Frease
                                      Secretary

Dated: July 8, 1996
Islandia, New York


    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH
REQUESTS SHOULD BE ADDRESSED TO: COMPUTER ASSOCIATES INTERNATIONAL, INC., ATTN.: MR. BELDEN A. FREASE, SECRETARY, ONE COMPUTER ASSOCIATES PLAZA, ISLANDIA, NEW YORK 11788-7000.

EXHIBIT A

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
          1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

  1.  Purpose; Reservation of Shares

       The purpose of the 1996 Deferred Stock Plan for Non-Employee Directors (the "Plan") is to provide Directors of Computer Associates International, Inc. (the "Company") with a deferred payment plan for fees payable for future services as a member of the Board of Directors of the Company (the "Board") or as a member of any committee thereof ("Director Fees") and to increase the identification of interests between such Directors and the stockholders of the Company by payment of Director Fees only in shares of Common Stock, par value $.10 per share, of the Company ("Common Stock"). The aggregate number of shares of Common Stock which may be credited to Deferred Stock Compensation Accounts (as defined under Section 4 below) for subsequent issuance under the Plan is limited to 50,000 shares, subject to adjustment and substitution as set forth in Section 4(b).

   2.  Eligibility and Fees

       (a) The annual Director Fees for the succeeding twelve months shall be established by majority vote of the Board of Directors at its annual meeting. Any Director eligible to participate in the Plan shall receive all Director Fees exclusively under the Plan.

       (b) Any Director of the Company who is not an employee of the Company and is separately compensated for services on the Board or on any committee of the Board shall (unless prohibited by applicable law or regulations) be eligible to participate in the Plan, subject to the following limitations:

            (i) The establishment of any separately compensated
                consulting relationship between a Director and the Company will render that individual ineligible for participation in the Plan in any Director Service Year. A "Director Service Year" is any approximate one-year period between annual meetings of stockholders.


           (ii) Any Director who (1) fails to attend (or otherwise participate in) 80% of the meetings of the Board or any committee thereof during any Director Service Year, or
                (2) maintains a directorship or advisory position for compensation with any organization in which another Director of the Company is an executive officer during any Director Service Year, shall not be eligible to participate in the Plan for such Director Service Year and will forfeit all deferred Common Stock payments allocated or allocable to such Director's Deferred Stock Compensation Account (as defined in Section 4(a)) in respect of such Director Service Year.

   3.  Administration

       Each Director will be paid Director Fees (on the date on which the Director Fees are payable) in shares of Common Stock and will defer payment of Director Fees by crediting such Director's Deferred Stock Compensation Account as provided in this Plan ("Stock Deferral").

   4.  Deferred Stock Compensation Account

       (a) General. Issuance of Common Stock in payment of Director Fees shall be deferred in accordance with this Section 4 and the Fair Market Value of the shares, as defined in Section 10, shall be credited to a deferred stock compensation account maintained by the Company in the name of each Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each Director. The  Company  shall  not
            issue share certificates to the Director for the shares of Common Stock. The Fair Market Value of the shares shall instead be added to the Director's account under the Plan. On each date on which Director Fees are payable, each Director's Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to (x) 100% of the amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Common Stock on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock on the date of payment of the dividend or distribution to holders of the Common Stock, each Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend distribution paid per share of Common Stock divided by the Fair Market Value of one share of the Common Stock on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall be equal to Fair Market Value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common
            Stock made to the Director  from such Account pursuant to
            Section 4(c) hereof.

       (b) Adjustment and Substitution. The number of shares of Common Stock credited to each Deferred Stock Compensation Account, and the number of shares of Common Stock available for issuance or crediting under the Plan in each calendar year in accordance with Section 1 hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another corporation or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

       (c)  Manner of Payment.  The balance of a Director's Deferred
Stock
            Compensation Account will  be paid in  shares of Common
Stock
            to the Director upon his termination or resignation as a Director or, in the event of the Director's death, the Director's designated beneficiary, in accordance with the Director's beneficiary designation and the provisions of
            Section 5. A Director may elect to receive payment of the shares of Common Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period of installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 5 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying (i) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 4(c) shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 4(a) hereof and shall be subject to adjustment pursuant to
            Section 4(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock on the day immediately preceding the date of such payment. The Company shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder. As of the date on which the Director is entitled to receive payment by actual issuance of shares of Common Stock, a Director shall become a stockholder of the Company with respect to such shares.

   5.  Payment Commencement Date

       Issuance of shares of Common Stock in respect of a Deferred Stock Compensation Account shall commence on January 2 (or if January 2 is not a business day, on the first succeeding business day) of the calendar year following the Director Service Year in which the Director ceases to be a member of the Board for any reason, including death or disability (the "Payment Commencement Date").

   6.  Beneficiary Designation

       A Director may designate, in the Beneficiary Designation Form prescribed by the Company, any person to whom payments of shares of Common Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Beneficiary Designation Form is filed with the Secretary of the Company while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.

   7.  Non-Alienability of Benefits

       Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.

   8.  Nature of Deferred Stock Compensation Accounts

       Any Deferred Stock Compensation Account and any cash fractional amount accumulated under Section 4(c) shall be established and maintained only on the books and records of the Company, and no assets of funds of the Company or the Plan or shares of Common Stock of the Company shall be removed from the claims of the Company's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Company to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment in shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Company. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account, and not yet payable to a Director or the Director's, designated beneficiary. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Company may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended.

   9.  Administration of Plan; Hardship Withdrawal

       Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. The Board may, in its sole discretion, permit the withdrawal of shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative or, following the death of a Director, upon the request of a Director's beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary, and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to the Board such evidence as the Board, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the number of shares necessary to meet unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse/and or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made as soon as practicable after the Board approves the payment and determines the number of shares which shall be withdrawn in a single lump sum from the portion of the Deferred Stock Compensation Account. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 9.

   10. Fair Market Value

       Fair Market Value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board or its delegate, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or any successor system then in use. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined, but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 10. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 10 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

   11. Securities Laws; Issuance of Shares

       The obligation of the Company to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which shares of the Common Stock may then be listed, and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. The Board shall adopt appropriate rules and regulations or Plan amendments to carry out the intent of the immediately preceding sentence if the need for such rules and regulations or amendments arises.

   12. Governing Law

       The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of New York.

   13. Effective Date; Amendment and Termination

       The Plan was adopted by the Board on May 21, 1996, subject to approval by the stockholders of the Company at its 1996 Annual Meeting or any adjournment thereof, and if so approved by the stockholders, the Plan shall become effective on the date of such approval. The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Stock Compensation Account.